Exhibit 23.1

MARCUM
ACCOUNTANTS ▲ ADVISORS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form F-10 (File Nos. 333-255631, 333-227873, 333-213422, and 333-280553) of our report dated March 15, 2024 with respect to the consolidated financial statements of POET Technologies, Inc. as of December 31, 2023 and for the year ended December 31, 2023 included in this Annual Report on Form 20-F for the year ended December 31, 2025.

Marcum LLP

Hartford, Connecticut
March 31, 2026